EXHIBIT 21.1
SUBSIDIARIES OF GOLDEN ENTERTAINMENT, INC.

No.	Subsidiary	Jurisdiction of Incorporation
1.	Golden Holdings, Inc.	Nevada
2.	77 Golden Gaming, LLC	Nevada
3.	Golden Route Operations-Montana LLC	Nevada
4.	Big Sky Gaming Management, LLC	Nevada
5.	Sartini Synergy Online, LLC	Nevada
6.	Golden Gaming, LLC	Nevada
7.	Golden Aviation, LLC	Nevada
8.	Golden Pahrump Nugget, LLC	Nevada
9.	Golden Pahrump Town, LLC	Nevada
10.	Golden Pahrump Lakeside, LLC	Nevada
11.	Golden Route Operations LLC	Nevada
12.	Golden Tavern Group, LLC	Nevada
13.	Sartini Gaming, LLC	Nevada
14.	Market Gaming, LLC	Nevada
15.	Cardivan, LLC	Nevada
16.	Corral Country Coin, LLC	Nevada
17.	Golden – PT’s Pub Stewart-Nellis 2, LLC	Nevada
18.	Golden – PT’s Pub East Sahara 3, LLC	Nevada
19.	Golden – PT’s Pub Summerlin 6, LLC	Nevada
20.	Golden – PT’s Pub Vegas Valley 7, LLC	Nevada
21.	Golden – PT’s Pub West Sahara 8, LLC	Nevada
22.	Golden – PT’s Pub Spring Mountain 9, LLC	Nevada
23.	Golden – PT’s Pub Flamingo 10, LLC	Nevada
24.	Golden – PT’s Pub Rainbow 11, LLC	Nevada
25.	Golden – PT’s Pub Durango 12, LLC	Nevada
26.	Golden – PT’s Pub Warm Springs 13, LLC	Nevada
27.	Golden – PT’s Pub Winterwood 16, LLC	Nevada
28.	Golden – PT’s Pub Sunset-Pecos 17, LLC	Nevada
29.	Golden – PT’s Pub MLK 18, LLC	Nevada
30.	Golden – PT’s Pub Tunes 19, LLC	Nevada
31.	Golden – PT’s Pub Decatur-Hacienda 20, LLC	Nevada
32.	Golden – PT’s Pub Decatur-Sobb 21, LLC	Nevada
33.	Golden – PT’s Pub Silverado-Maryland 22, LLC	Nevada
34.	Golden – PT’s Pub Silverado-Bermuda 23, LLC	Nevada
35.	Golden – PT’s Pub Sunrise 24, LLC	Nevada
36.	Golden – PT’s Pub Hualapai 25, LLC	Nevada
37.	Golden – PT’s Pub Big Game 26, LLC	Nevada
38.	Golden – PT’s Pub Cantina 27, LLC	Nevada
39.	Golden – PT’s Pub Fort Apache 29, LLC	Nevada
40.	Golden – PT’s Pub Ann 30, LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
41.	Golden – PT’s Pub Russell 31, LLC	Nevada
42.	Golden – PT’s Pub Centennial 32, LLC	Nevada
43.	Golden – PT’s Pub Horizon 33, LLC	Nevada
44.	Golden – PT’s Pub St. Rose 35, LLC	Nevada
45.	Golden – PT’s Pub Eastern 36, LLC	Nevada
46.	Golden – PT’s Pub Racetrack 37, LLC	Nevada
47.	Golden – PT’s Pub Anthem 38, LLC	Nevada
48.	Golden – PT’s Pub Sunset-Buffalo 39, LLC	Nevada
49.	Golden – PT’s Pub Triple Bar 40, LLC	Nevada
50.	Golden – PT’s Pub Desert Inn 42, LLC	Nevada
51.	Golden – PT’s Pub Spring Valley 44, LLC	Nevada
52.	Golden – O’Aces Bar Post 47, LLC	Nevada
53.	Golden – PT’s Pub Foothills 48, LLC	Nevada
54.	Golden – PT’s Pub Whitney Ranch 51, LLC	Nevada
55.	Golden – PT’s Pub Molly Malone’s 53 LLC	Nevada
56.	Golden – PT’s Pub Kavanaugh’s 54 LLC	Nevada
57.	Golden – PT’s Pub Sean Patrick’s 55 LLC	Nevada
58.	Golden – PT’s Pub Morrissey’s 56 LLC	Nevada
59.	Golden – PT’s Pub GB’s 57 LLC	Nevada
60.	Golden – PT’s Pub Fireside 59 LLC	Nevada
61.	Golden – PT’s Pub Mountainside 60 LLC	Nevada
62.	Golden – PT’s Pub Oyster 61 LLC	Nevada
63.	Golden – PT’s Pub Beano’s 62 LLC	Nevada
64.	Golden – PT’s Pub Brew 63 LLC	Nevada
65.	Golden – PT’s Pub Ranch 64 LLC	Nevada
66.	Golden – PT’s BWS 65, LLC	Nevada
67.	Golden – PT’s SRD 66 LLC	Nevada
68.	Golden – PT’s Oso Blanca 67 LLC	Nevada
69.	Golden – PT’s El Capitan 68 LLC	Nevada
70.	Golden – PT’s West Martin 69 LLC	Nevada
71.	Golden – PT’s Huntington Cove 70 LLC	Nevada
72.	Golden – PT’s GVHR 71, LLC	Nevada
73.	Golden – PT’s Peccole Sahara 72, LLC	Nevada
74.	Golden – PT’s Decatur 73 LLC	Nevada
75.	Golden – PT’s Buffalo-Blue Diamond 74 LLC	Nevada
76.	Golden – PT’s LV Cactus 75 LLC	Nevada
77.	Golden – PT’s Maule 76 LLC	Nevada
78.	Golden – PT’s Ann 77 LLC	Nevada
79.	Golden – PT’s Lindell-Blue Diamond 78 LLC	Nevada
80.	Golden – PT’s Warm Springs 79 LLC	Nevada
81.	Golden – Sierra Gold Double R 1, LLC	Nevada
82.	Golden – Sierra Junction Double R 2, LLC	Nevada
83.	Golden RR Eastern 3, LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
84.	Sierra Gold Jones 3, LLC	Nevada
85.	Sierra Gold Buffalo 4, LLC	Nevada
86.	Sierra Gold Stephanie 5, LLC	Nevada
87.	Sierra Gold Aliante 6, LLC	Nevada
88.	Sierra Gold Flamingo 7 LLC	Nevada
89.	Bonnie’s 1 LLC	Nevada
90.	Lakes Gaming and Resorts, LLC	Nevada
91.	Lakes Game Development, LLC	Nevada
92.	Lakes Nipmuc, LLC	Nevada
93.	Lakes Jamul, Inc.	Nevada
94.	Lakes Shingle Springs, Inc.	Nevada
95.	Lakes Pawnee Consulting, LLC	Nevada
96.	Lakes Maryland Development, LLC	Nevada
97.	Lakes Kean Argovitz Resorts - California, L.L.C.	Nevada
98.	Lakes KAR Shingle Springs, L.L.C.	Nevada
99.	Evitts Resort, LLC	Minnesota
100.	Golden Casinos Nevada LLC	Minnesota
101.	ACEP Advertising Agency LLC	Minnesota
102.	Stratosphere Leasing, LLC	Minnesota
103.	ACEP Interactive, LLC	Minnesota
104.	Stratosphere Gaming LLC	Minnesota
105.	Aquarius Gaming LLC	Minnesota
106.	Arizona Charlie’s LLC	Delaware
107.	Fresca, LLC	Delaware
108.	Colorado Belle Gaming, LLC	Maryland
109.	Edgewater Gaming, LLC	Nevada
110.	Stratosphere Entertainment LLC	Delaware
111.	W2007 Stratosphere Land Propco, LLC	Delaware
112.	Golden Route Operations – Illinois LLC	Nevada
113.	Golden Route Operations – Pennsylvania LLC	Nevada
114.	Golden Route Operations – Missouri, LLC	Nevada
115.	Padres Land 2017, LLC	Nevada
116.	Sierra Gold Eastern 8 LLC	Nevada